Exhibit 23.2

P&G Associates
Auditors and Consultants
www.pgcpa.com

Consent of Independent Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Carver Federal Saving Bank 401(k) Savings Plan (the "Plan") of our report dated July 10, 2008, with respect to the financial statements of the Plan included in the Annual Report on Form 11-K for the fiscal year ended December 31, 2007 with respect to the Plan, filed with the Securities and Exchange Commission.

Very truly yours,

P&G Associates

July 30, 2008

646 Highway 18, East Brunswick, NJ 08816
(732) 651-1700 . (732) 651-1195 FAX